UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – September 3, 2010

(Date of Earliest Event Reported)

Carpenter Technology Corporation

(Exact Name of Registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

P.O. Box 14662, Reading, Pennsylvania, 19612

(Address of principal executive offices)

Registrant’s telephone number, including area code (610) 208-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 2, 2010, Michael L. Shor, Senior Vice President—AMO & PAO, announced his intention to retire from the Company in June, 2011. During his transition into retirement, Mr. Shor will serve in the non-executive position of Special Advisor to William Wulfsohn, President and Chief Executive Officer of the Company.

In addition, the Company announced the promotion of David L. Strobel into the executive officer role of Senior Vice President—Global Operations. Prior to the Board of Directors’ appointment of Mr. Strobel to this new role, Mr. Strobel served the Company as Vice President—Technology.

Mr. Strobel, age 49, holds a Bachelor of Science in Metallurgical Engineering from the University of Pittsburgh and an MBA from St. Joseph’s University. Mr. Strobel has been with Carpenter for 22 years, holding various operations and management positions of Vice President—Manufacturing and most recently, Vice President—Technology.

In connection with his appointment as Senior Vice President—Global Operations, Mr. Strobel received a compensation and benefit package that has been approved by the Company, with the following components:

(a)	annual base salary of $250,000;

(b) participation in the Executive Bonus Compensation Plan with target annual bonus of 80% base salary;

(c) participation in the Company’s deferred compensation plan and non-qualified excess benefit plans that restore benefits that, but for Internal Revenue Code limits, would otherwise be payable under the Company’s qualified plans;

(d) a non-qualified stock option with a grant date fair value of $37,500,. This option will vest and become exercisable as follows: 1/3 per year on each of the first, second and third anniversaries of the grant date, subject to Mr. Strobel’s continued service with the Company through the applicable vesting date. This option is incremental to the non-qualified stock option with a grant date fair value of $37,512 that was granted to Mr. Strobel in July 2010 as part of his fiscal year 2011 compensation package in his role as Vice President—Technology;

(e) A one-year performance unit opportunity that, at target levels of performance, will result in the grant of 3,005 units that convert to common stock of the Company on a 1:1 basis. Zero to 200% of these shares will be earned based on the achievement of certain corporate performance objectives during the fiscal year ending June 30, 2011 and will vest as follows: 1/2 per year on each of June 30, 2012 and June 30, 2013, subject to Mr. Strobel’s continued service with the Company through the applicable vesting date;

(f) A three-year performance unit opportunity that, at target levels of performance, will result in the grant of 3,434 shares of common stock of the Company on a 1:1 basis. Zero to 200% of these units will be earned based on your continued service and the achievement of Total Shareholder Return (TSR) performance objectives during the three year period ending June 30, 2013. The shares subject to the award will only be issued, if at all, once earned and will be fully vested upon issuance.

The Company has also agreed to indemnify and defend Mr. Strobel against claims arising from his service as an officer or director of the Company on substantially the same basis as other executive officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2010	CARPENTER TECHNOLOGY CORPORATION (Registrant)

	By:	/s/ William A. Wulfsohn
Title: President and Chief Executive Officer